Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727
Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS

2008 FOURTH QUARTER AND YEAR-END RESULTS

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Net loss available to common shareholders (net loss) of $1.55 per share for 2008 fourth quarter.

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Net loss of $2.19 per share for the twelve months ended December 31, 2008.

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Fourth quarter loan loss provision of $850 million (pre-tax), $170 million in excess of charge-offs of $680 million.

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Quarterly dividend reduced to $0.01 per share.

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No proxy officer or executive officer bonuses for 2008.

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Approximately $100 million of annual expense initiatives undertaken.

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M&I announces $1.3 billion in new credit and 90-day foreclosure moratorium since receipt of TARP funds.

Milwaukee, Wis. – January 15, 2009 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2008 fourth quarter net loss of $403.9 million, or $1.55 per share, as compared to a

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loss from continuing operations of $24.5 million, or $0.09 per share, in the fourth quarter of 2007. The Corporation also reported a net loss of $568.3 million, or $2.19 per share, as compared to income from continuing operations of $496.9 million, or $1.87 per share, for the twelve months ended December 31, 2008 and 2007, respectively.

“Our fourth quarter and year-end results reflect the extent to which the current recession has had an impact on our economy,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation.  “Although these are disappointing results, our excess capital and strong levels of reserves will keep us ahead of the industry’s challenges.”

2008 Fourth Quarter Key Performance Highlights

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On an acquisition-adjusted basis, average loans and leases increased 7 percent over the fourth quarter of 2007.

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Net interest margin rose 12 basis points on a linked quarter basis and was up 5 basis points from the fourth quarter of 2007.

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Net interest income increased 10 percent compared to the same period last year.

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Adjusted efficiency ratio was 49.7 percent, an improvement of 2.8 percentage points from the same period last year.

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Tangible equity ratio was 8.9 percent at December 31, 2008.

Loan and Core Deposit Growth

M&I’s average loans and leases totaled $50.2 billion for the fourth quarter of 2008, reflecting an acquisition-adjusted increase of $3.2 billion or 7 percent compared to the fourth quarter of 2007.

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The Corporation’s average bank-issued deposits totaled $28.3 billion for the fourth quarter of 2008, an acquisition-adjusted decline of $1.1 billion or 4 percent versus the fourth quarter of 2007. This drop reflected M&I’s continued pricing discipline in highly competitive markets.

Net Interest Income

The Corporation’s net interest income (FTE) was $469.0 million for the fourth quarter of 2008—up $43.1 million or 10 percent compared to the fourth quarter of 2007. The net interest margin was 3.18 percent, up 12 basis points on a linked quarter basis, and up 5 basis points from the same period last year. For the twelve months ended December 31, 2008, M&I’s net interest income (FTE) was $1,808.6 million, increasing $164.2 million or 10 percent versus the twelve months ended December 31, 2007.

Asset Quality

M&I’s construction and development portfolio continued to experience deterioration in the estimated collateral values and repayment abilities of some of the Corporation’s customers, particularly among small and mid-sized local residential developers. M&I’s provision for loan and lease losses was $850 million in the fourth quarter of 2008. Net charge-offs for the period were $680 million. At December 31, 2008 and 2007, the allowance for loan and lease losses was 2.41 percent and 1.07 percent, respectively, of total loans and leases. Non-performing loans and leases were 3.62 percent of total loans and leases at December 31, 2008, compared to 2.00 percent at December 31, 2007.

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Renegotiated loans were $270.3 million in the fourth quarter of 2008—up $180.8 million from the prior quarter. M&I’s homeowner assistance program, which included a 90-day foreclosure moratorium on all owner-occupied residential loans, contributed to the higher level of renegotiated loans.

Non-Interest Income

The Corporation’s non-interest income was $166.1 million for the fourth quarter of 2008, a decrease of $37.6 million or 18 percent from the fourth quarter of 2007. Wealth Management total revenue was $64.2 million for the current quarter, falling $5.9 million or 8 percent over the fourth quarter of 2007. The primary drivers of the decline were overall equity market declines and the shifting of higher fee assets into cash equivalents. Assets under Management and Assets under Administration were $30.4 billion and $104.4 billion, respectively, at December 31, 2008, compared to $25.7 billion and $105.7 billion, respectively, at December 31, 2007. The Corporation’s service charges on deposits were $35.9 million for the fourth quarter of 2008, an increase of $3.9 million or 12 percent from the same period last year. For the twelve months ended December 31, 2008, M&I’s non-interest income was $748.1 million, increasing $19.0 million or 3 percent versus the twelve months ended December 31, 2007.

Non-Interest Expense

M&I’s non-interest expense was $402.8 million for the fourth quarter of 2008, a decrease of $43.3 million from the fourth quarter of 2007. After adjusting for certain non-recurring items that include a severance accrual related to the Corporation’s expense initiatives, certain credit-related expenses, and other market disruption-related expenses, M&I’s efficiency ratio was 49.7 percent

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in the current quarter—an improvement of 2.8 percentage points from the same period last year. For the twelve months ended December 31, 2008, M&I’s non-interest expense was $1,459.0 million, increasing $144.1 million or 11 percent versus the twelve months ended December 31, 2007.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and total shareholders’ equity were $63.8 billion and $7.7 billion, respectively, at December 31, 2008, compared to $59.8 billion and $7.0 billion, respectively, at December 31, 2007. There were 265.3 million common shares outstanding at December 31, 2008, compared to 263.5 million outstanding at December 31, 2007. M&I has a Stock Repurchase Program authorization under which up to 12 million shares of the Corporation’s common stock can be repurchased annually. In the fourth quarter of 2008, M&I did not repurchase any shares. The Corporation’s tangible equity ratio was 8.9 percent at December 31, 2008.

Recent Events

The Corporation has announced the following actions to strengthen its balance sheet in light of the nation’s rapid decline into recession and the lack of clarity surrounding the future of the economy.

Dividend Reduction

Marshall & Ilsley Corporation announced that the quarterly cash dividend has been reduced to $0.01 per share.  The next regular dividend declaration date is in February 2009.

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Expense Initiatives

M&I also announced the following expense initiatives:

Executive/Board Compensation

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Proxy officers and all other executive officers will receive no bonuses for 2008.

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Total 2008 annual cash compensation for proxy officers as a group will decline approximately 26 percent from 2007, and a total of 56 percent for the two-year period since 2006.

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Proxy officer and all executive officer salaries will be frozen in 2009 and a broad salary freeze has been instituted for other senior officers.

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The Board of Directors has reduced the annual cash retainer for directors by 25 percent.

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The Corporation has also decreased awards and benefits under a variety of other programs for employees.

Reduction in Force

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The Corporation will eliminate approximately 830 positions, or 8 percent of its workforce.

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The reductions include positions already eliminated in 2008, the elimination of open positions, staff reductions, and attrition.

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Approximately 80 percent of the staff reductions are complete. The remaining 20 percent are related to operational efficiencies and are expected to be achieved by year-end 2009.

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The Corporation recorded a pre-tax charge of approximately $9 million in the fourth quarter of 2008 in connection with the costs related to the reduction in force.

Other Expenses

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The Corporation is also cutting other expenses, which aggregate on an annualized, pre-tax basis approximately $30 million.

The expense initiatives outlined above are expected to reduce the Corporation’s expenses on an annualized, pre-tax basis by approximately $100 million, or $0.23 per share after-tax.

“We believe the dividend reduction, the aggressive steps to address credit quality, and the expense initiatives will allow us to maintain a strong capital base as we move through what is looking to be the most severe economic downturn since the Great Depression,” continued Furlong. “The dividend and staff reductions are particularly painful and difficult decisions to make. However, these actions will help us maintain a strong capital base, which combined with a high level of reserves for loan losses, is essential for M&I to serve its customers, shareholders, employees, and communities. We expect that in the long run the difficult decisions we are announcing today will lay the foundation for a strong and profitable future for M&I.”

TARP Funds

On November 14, 2008, M&I issued 1.715 million shares of its preferred stock to the U.S. Treasury in return for $1.715 billion in cash pursuant to the Treasury's Capital Purchase Program. This program is designed to infuse capital into the nation’s healthiest and strongest

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banks. Since this infusion of capital, M&I has extended approximately $1.3 billion of new credit to new and existing customers throughout the communities it serves.   The “new credit” amount includes new and expanded extensions of credit (or commitments to extend credit) as well as renewals of existing credit where a new promissory note was executed.

In addition, the TARP funds allowed the Corporation to announce on December 18, 2008 a system-wide foreclosure abatement program designed to keep families in their homes, including a 90-day foreclosure moratorium on all owner-occupied residential loans.  The cost of this program has not been determined.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. (Central Standard Time) Thursday, January 15, regarding fourth quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on January 15 and will run through 5:00 p.m. January 22, by calling 1-800-642-1687 and entering pass code 777 40 229.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on January 15.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $63.8 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 32 offices in Indianapolis and nearby communities; 34 offices along Florida’s west coast and in central Florida; 15 offices in Kansas City and nearby communities; 25 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include:  (i) M&I’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and

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increases in M&I’s allowance for loan and lease losses to compensate for potential losses in its real estate loan portfolio, (ii) adverse changes in the financial performance and/or condition of M&I’s borrowers, which could impact repayment of such borrowers’ outstanding loans, (iii) M&I’s ability to maintain required levels of capital, (iv) fluctuation of M&I’s stock price, and (v) those factors referenced in Part II, Item 1A. Risk Factors in M&I’s quarterly report on Form 10-Q for the quarter ended September 30, 2008, and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended December 31,		Percent		Twelve Months Ended December 31,		Percent
	2008	2007	Change		2008	2007	Change
PER COMMON SHARE DATA
Diluted:
Income (Loss) from Continuing Operations	($1.55)	($0.09)	n.m.	%	($2.19)	$1.87	n.m.	%
Net Income (Loss)	(1.55)	1.83	n.m.		(2.19)	4.34	n.m.

Basic:
Income (Loss) from Continuing Operations	(1.55)	(0.09)	n.m.		(2.19)	1.91	n.m.
Net Income (Loss)	(1.55)	1.86	n.m.		(2.19)	4.42	n.m.

Dividend Declared per Common Share	0.32	0.31	3.2		1.27	1.20	5.8
Book Value per Common Share	23.19	26.86	-13.7		23.19	26.86	-13.7
Common Shares Outstanding (millions):
Average - Diluted	261.0	269.4	-3.1		259.6	265.5	-2.2
End of Period	265.3	263.5	0.7		265.3	263.5	0.7

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$469.0	$425.9	10.1%		$1,808.6	$1,644.4	10.0%
Provision for Loan and Lease Losses	850.4	235.1	261.8		2,037.7	319.8	537.3

Wealth Management	64.2	70.1	-8.4		282.2	262.8	7.4
Service Charges on Deposits	35.9	32.0	12.3		146.2	120.6	21.2
Mortgage Banking	4.5	5.4	-16.6		26.0	34.1	-23.6
Net Investment Securities Gains (Losses)	(9.9)	4.9	-303.2		17.2	34.8	-50.5
Other	71.4	91.3	-21.8		276.5	276.8	-0.1
Total Non-Interest Revenues	166.1	203.7	-18.5		748.1	729.1	2.6

Salaries and Employee Benefits	178.0	174.0	2.3		723.2	659.9	9.6
Net Occupancy and Equipment	32.8	28.8	13.9		126.9	112.0	13.3
Intangible Amortization	6.4	5.4	16.9		24.3	20.6	18.2
Other	185.6	237.9	-22.0		584.6	522.4	11.9
Total Non-Interest Expenses	402.8	446.1	-9.7		1,459.0	1,314.9	11.0

Tax Equivalent Adjustment	7.0	7.1	-2.1		27.8	28.2	-1.3
Pre-Tax Income (Loss)	(625.1)	(58.7)	n.m.		(967.8)	710.6	n.m.
Provision (Benefit) for Income Taxes	(233.9)	(34.2)	n.m.		(412.2)	213.7	n.m.
Income (Loss) from Continuing Operations	(391.2)	(24.5)	n.m.		(555.6)	496.9	n.m.
Discontinued Operations, net of tax:
Separation Transaction Costs	-	(18.6)			-	(25.3)
Gain on Sale of Metavante	-	525.6			-	525.6
Metavante Net Income	-	11.4			-	153.7
Discontinued Operations, net of tax	-	518.4			-	654.0
Net Income (Loss)	($391.2)	$493.9	n.m.	%	($555.6)	$1,150.9	n.m.	%
Less: Preferred Dividends	12.7	-			12.7	-
Net Income (Loss) Available to Common Shareholders	($403.9)	$493.9	n.m.	%	($568.3)	$1,150.9	n.m.	%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.18%	3.13%	3.12%	3.14%
Interest Spread (FTE)	2.77	2.42	2.67	2.47

Based on Income from Continuing Operations
Efficiency Ratio	62.4%	71.2%	57.4%	56.0%
Return on Assets	n.m.	n.m.	n.m.	0.87
Return on Equity	n.m.	n.m.	n.m.	7.44

Based on Net Income
Return on Assets	n.m. %	3.30%	n.m. %	1.98%
Return on Equity	n.m.	27.34	n.m.	17.23

Equity / Assets (End of Period)	12.14%	11.75%	12.14%	11.75%

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	As of December 31,		Percent
	2008	2007	Change
ASSETS ($millions)
Cash & Due From Banks	$851	$1,369	-37.8%
Trading Securities	518	125	316.0
Short - Term Investments	231	462	-50.0
Investment Securities	7,668	7,818	-1.9
Loans and Leases:
Commercial Loans & Leases	15,442	14,327	7.8
Commercial Real Estate	17,605	16,054	9.7
Residential Real Estate	9,714	9,745	-0.3
Home Equity Loans & Lines	5,082	4,413	15.2
Personal Loans and Leases	2,142	1,757	21.9
Total Loans and Leases	49,985	46,296	8.0
Reserve for Loan & Lease Losses	(1,202)	(496)	142.3
Premises and Equipment, net	565	470	20.2
Goodwill and Intangibles	2,299	1,808	27.1
Other Assets	2,909	1,997	45.7
Total Assets	$63,824	$59,849	6.6%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$6,880	$6,174	11.4%
Bank Issued Interest Bearing Activity	12,467	14,137	-11.8
Bank Issued Time	9,545	8,277	15.3
Total Bank Issued Deposits	28,892	28,588	1.1
Wholesale Deposits	12,131	6,603	83.7
Total Deposits	41,023	35,191	16.6
Short - Term Borrowings	4,058	6,811	-40.4
Long - Term Borrowings	9,614	9,873	-2.6
Other Liabilities	1,381	941	46.8
Shareholders' Equity	7,748	7,033	10.2
Total Liabilities & Shareholders' Equity	$63,824	$59,849	6.6%

	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2008	2007	Change	2008	2007	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$867	$1,000	-13.3%	$898	$1,005	-10.7%
Trading Securities	304	78	291.4	197	57	248.6
Short - Term Investments	617	468	31.8	427	352	21.3
Investment Securities	7,298	7,672	-4.9	7,612	7,496	1.6
Loan to Metavante	-	331	n.m.	-	818	n.m.
Loans and Leases:
Commercial Loans & Leases	15,422	13,792	11.8	15,362	13,187	16.5
Commercial Real Estate	17,693	15,861	11.5	17,282	15,122	14.3
Residential Real Estate	9,971	9,730	2.5	10,227	9,466	8.0
Home Equity Loans and Lines	5,071	4,344	16.7	4,902	4,277	14.6
Personal Loans and Leases	2,089	1,715	21.8	1,934	1,598	21.0
Total Loans and Leases	50,246	45,442	10.6	49,707	43,650	13.9
Reserve for Loan & Lease Losses	(1,183)	(492)	140.4	(878)	(448)	95.8
Premises and Equipment, net	552	471	17.3	529	459	15.3
Goodwill and Intangibles	2,254	1,819	23.9	2,245	1,739	29.0
Other Assets	2,670	2,048	30.4	2,397	1,816	32.0
Total Assets of Continuing Operations	63,625	58,837	8.1	63,134	56,944	10.9
Assets of Discontinued Operations	-	520	n.m.	-	1,266	n.m.
Total Assets	$63,625	$59,357	7.2%	$63,134	$58,210	8.5%

Memo:
Average Earning Assets	$58,465	$53,991		$57,943	$52,373
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$58,600	$54,009		$57,985	$52,422

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$6,063	$5,563	9.0%	$5,857	$5,470	7.1%
Bank Issued Interest Bearing Activity	13,034	13,879	-6.1	14,233	13,490	5.5
Bank Issued Time	9,213	8,346	10.4	8,999	8,555	5.2
Total Bank Issued Deposits	28,310	27,788	1.9	29,089	27,515	5.7
Wholesale Deposits	12,300	6,854	79.5	10,186	6,554	55.4
Total Deposits	40,610	34,642	17.2	39,275	34,069	15.3
Short - Term Borrowings	5,035	5,725	-12.1	6,163	4,694	31.3
Long - Term Borrowings	9,686	10,674	-9.3	9,749	11,534	-15.5
Other Liabilities	988	1,104	-10.5	991	1,073	-7.6
Liabilities of Discontinued Operations	-	44	n.m.	-	160	n.m.
Shareholders' Equity	7,306	7,168	1.9	6,956	6,680	4.1
Total Liabilities & Shareholders' Equity	$63,625	$59,357	7.2%	$63,134	$58,210	8.5%

Memo:
Average Interest Bearing Liabilities	$49,268	$45,478		$49,330	$44,827

Marshall & Ilsley Corporation

Financial Information

(unaudited)

	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2008	2007	Change	2008	2007	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$679.8	$191.6	254.8%	$1,363.8	$255.9	433.0%
Net Charge-Offs / Average Loans & Leases	5.38%	1.67%		2.74%	0.59%
Loan and Lease Loss Reserve ($millions)	$1,202.2	$496.2	142.3%	$1,202.2	$496.2	142.3%
Loan and Lease Loss Reserve / Period- End Loans & Leases	2.41%	1.07%		2.41%	1.07%
Nonaccrual Loans & Leases ($millions)	$1,527.0	$686.9	122.3%	$1,527.0	$686.9	122.3%
Nonaccrual Loans & Leases / Period- End Loans & Leases	3.05%	1.48%		3.05%	1.48%
Loan and Lease Loss Reserve / Nonaccrual Loans & Leases	79%	72%		79%	72%
Non-Performing Loans & Leases (NPL's) ($millions)	$1,811.8	$925.2	95.8%	$1,811.8	$925.2	95.8%
NPL's / Period-End Loans & Leases	3.62%	2.00%		3.62%	2.00%
Loan and Lease Loss Reserve / Non- Performing Loans & Leases	66%	54%		66%	54%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	5.36%	7.30%		5.56%	7.52%
Commercial Real Estate	5.70	7.27		6.02	7.49
Residential Real Estate	5.40	6.90		5.90	7.16
Home Equity Loans and Lines	5.84	7.33		6.28	7.48
Personal Loans and Leases	6.08	7.54		6.38	7.73
Total Loans and Leases	5.56	7.22		5.89	7.43
Loan to Metavante	-	4.31		-	4.40
Investment Securities	4.63	5.13		4.77	5.27
Short - Term Investments	1.37	4.46		1.92	4.67
Interest Income (FTE) / Avg. Interest Earning Assets	5.38%	6.87%		5.70%	7.05%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	0.88%	3.34%		1.54%	3.55%
Bank Issued Time	3.61	4.88		3.99	4.91
Total Bank Issued Deposits	2.01	3.92		2.49	4.08
Wholesale Deposits	2.74	4.91		3.18	5.06
Total Interest Bearing Deposits	2.27	4.15		2.70	4.31
Short - Term Borrowings	1.06	4.66		2.27	5.04
Long - Term Borrowings	4.64	5.14		4.66	5.07
Interest Expense / Avg. Interest Bearing Liabilities	2.61%	4.45%		3.03%	4.58%
Net Interest Margin(FTE) / Avg. Earning Assets	3.18%	3.13%		3.12%	3.14%
Interest Spread (FTE)	2.77%	2.42%		2.67%	2.47%

Notes:

(a)   Non-performing loans & leases includes renegotiated loans and loans past due 90 days or more.

(b)   Based on average balances excluding fair value adjustments for available for sale securities.